UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2010
ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-5672 (Commission File Number)	13-5158950 (I.R.S. Employer Identification No.)

1133 Westchester Avenue
White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 641-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Not Applicable
(Former name or former address, if changed since last report)

Item 8.01	Other Events
     On August 9, 2010, ITT Corporation (the “Company”) entered into a definitive agreement to sell CAS, Inc., its systems engineering and technical assistance (SETA) services business (“CAS”), for $235 million. CAS provides systems engineering and technical assistance for a wide range of military applications, principally to the U.S. Department of Defense and similar or related agencies. The transaction is expected to close by the end of 2010, subject to customary regulatory approvals.
     On August 9, 2010, the Company issued a press release relating to the transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release issued by ITT Corporation, dated August 9, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
By:	/s/ Burt M. Fealing
Burt M. Fealing
Its: Vice President and Corporate Secretary (Authorized Officer of Registrant)

Date: August 12, 2010

EXHIBIT INDEX

99.1	Press Release issued by ITT Corporation, dated August 9, 2010.